Exhibit 99.1

Press Release

For more information, contact:

Tammy Shu Hua Liu

Nassda Corporation

408-988-9988

tammy@nassda.com

Nassda Receives Request for Additional Information

from the Federal Trade Commission in connection with Review of

Proposed Acquisition by Synopsys

SANTA CLARA, Calif., January 10, 2005 — Nassda Corporation (Nasdaq: NSDA) today announced that the Federal Trade Commission (FTC) has requested additional information and documentary material in connection with its review of the proposed merger between Nassda and a subsidiary of Synopsys, Inc. (Nasdaq: SNPS).

The FTC request will result in an extension of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.  Nassda and Synopsys plan to respond promptly to the FTC request.

This announcement follows the announcement by Nassda on December 1, 2004 that Nassda and Synopsys had entered into a merger agreement providing for the acquisition of Nassda by Synopsys in an all cash transaction at $7.00 per share and, subject to the closing of the acquisition, to settle all outstanding litigation by Synopsys against Nassda and certain Nassda officers, directors and employees.

“Nassda intends to comply with the FTC’s request as quickly as possible, so that the parties and their customers can begin to realize the substantial benefits of the transactions,” said Sang S. Wang, Chairman and Chief Executive Officer of Nassda.

About Nassda

Nassda Corporation (NASDAQ: NSDA) is a leading provider of full-chip circuit verification software for complex nanometer semiconductors. Headquartered in Santa Clara, California, the company develops and markets simulation and analysis solutions for advanced ICs, especially for analog, mixed signal, memory, system-on-chip and high performance digital designs. Nassda’s products enable first silicon success, and improve product quality and production yield for its consumer, communication, computer, and memory customers. The company has sales and distribution offices throughout the world. For more information about Nassda, please visit the company’s website at www.nassda.com.

Forward Looking Statements

This press release contains forward-looking statements regarding the outcome of the proposed transaction between Nassda and Synopsys that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally preceded by words that imply a future state, such as “expects” or “anticipates,” or that imply that a particular future event or events will occur, such as “will,” “remain,” “may,” or the negative of these terms. Investors are cautioned that all forward-looking statements in this release involve risks and uncertainty, including without limitation, the outcome of regulatory approvals and the Nassda stockholder meeting. These risks, uncertainties and other factors may cause the outcome of any motion, proceeding or case to differ materially from those expressed or implied by the forward-looking statements.

Forward-looking statements are only predictions and the actual events or results may differ materially. Nassda cannot provide any assurance that its future results will meet expectations. In addition, historical information should not be considered a predictor of future performance. Neither Nassda nor any other person assumes responsibility for the accuracy and completeness of these forward-looking statements. Nassda disclaims any obligation to update information contained in any forward-looking statement.

For additional information and considerations regarding the risks faced by Nassda, see its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as filed with the Securities and Exchange Commission.

Additional Information About the Proposed Acquisition and Where to Find It

Nassda will file a proxy statement with the SEC in connection with the proposed transaction.  Nassda urges investors and security holders to read the proxy statement when it becomes available and any other relevant documents filed with the SEC because they will contain important information.  Investors and security holders will be able to obtain these documents free of charge at the website maintained by the SEC at www.sec.gov. Additionally, documents filed with the SEC by Nassda are available free of charge by contacting Investor Relations, Nassda, 2650 San Tomas Expressway, Santa Clara, California 95051 (Telephone: (408) 988-9988) and on Nassda’s website at www.nassda.com.  Documents on Nassda’s website will not be a part of the filing.

Nassda’s directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Nassda in connection with the transaction.  A description of certain of the interests of directors and executive officers of Nassda is set forth in the proxy statement for Nassda’s 2004 annual meeting of stockholders, which was filed with the SEC on January 14, 2004.  Sang S. Wang, Nassda’s Chief Executive Officer and Chairman, An-Chang Deng, Nassda’s President and Chief Operating Officer, and the other individual defendants have entered into certain settlement and release agreements with Synopsys, which will be effective upon the closing of the proposed acquisition, which will be described in the proxy statement.  The remaining directors and officers of Nassda are expected to enter into a release agreement with Synopsys, effective upon closing of the proposed acquisition, which will be described in the proxy statement.

Investors and security holders will be able to obtain additional information regarding the direct and indirect interests of Nassda’s directors and executive officers in the transaction by reading the definitive proxy statement when it becomes available.

Nassda is a registered trademark of Nassda Corporation.

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